TRADEMARK LICENSE FROM EMPYREAN TO IBC

                   (for sales of Licensed Products in Brazil)
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                     TRADEMARK LICENSE FROM EMPYREAN TO IBC

This License Agreement (the "Agreement") made as of the 9th day of August, 2000 ("the Effective Date") by and among EMPYREAN BIOSCIENCE, INC. ("Empyrean"), a Wyoming corporation, having an office at 23800 Commerce Park Road, Suite A, Cleveland, Ohio 44122, and INTERNATIONAL BIOSCIENCE CORPORATION ("IBC"), a Florida corporation, having an office at 777 South Flagler Drive, Phillips Point Building, East Tower, Suite 909, West Palm Beach, Florida 33401;

                                WITNESSETH THAT:

     WHEREAS, IBC and Empyrean each own one-half of the membership interest in IBC-Empyrean LLC, a Delaware limited liability corporation established to manufacture the Licensed Products and to sell and distribute the Licensed Products (as defined below) in all countries of the world except United States and Brazil;

     WHEREAS, IBC has the right to manufacture, sell and distribute Licensed Product in Brazil;

     WHEREAS, IBC desires to acquire the right to use Empyrean Trade Dress (as defined below) and Trademark (as defined below) on and in connection with the manufacture, promotion, merchandising, distribution and sale of the Licensed Products in Brazil;

     NOW,  THEREFORE,  in  consideration  of the  premises  and  of  the  mutual
undertakings   hereinafter   set  forth,   and  for  other  good  and   valuable
consideration, Empyrean and IBC hereby agree as follows:
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     1. DEFINITIONS

     In this Agreement the following terms shall have the meanings hereinafter specified:

     (a) "Copyrights" shall mean the copyrights subsisting in the Trade Dress.

     (b) "Derivative Products" shall mean products hereinafter developed by IBC having an effective amount of Formulation therein, and being of a different product category than those Licensed Products currently being manufactured

     (c)   "Empyrean   Trade   Dress"   shall   mean  the   two-dimensional   or
three-dimensional  packaging  decorations,   designs,  slogans,  tag  lines  and
appliques that are applied to the Licensed Products or packaging therefor.

     (d) "Formulation" shall mean the proprietary formulation (including manufacturing technology and processes) comprising Benzalkonium Chloride as an active ingredient with Octoxynol 9 (and others) invented and created by Dr. David Thornburgh and exclusively owned by IBC known as the GEDA line of products.

     (e) "Gel Product" shall mean the spermicide and microbicide contraceptive gel product embodying the Formulation presently being developed by IBC, also known as the GEDA Plus product, designed to prevent the transmission of sexually transmitted diseases including, but not limited to, gonorrhea, chlamydia, syphilis, Trichomonas, herpes I and II and HIV, and which is presently undergoing the appropriate and necessary United States governmental regulatory compliance process to permit Empyrean to include such product as a Licensed Product hereunder.

     (f) "Licensed Products" shall mean products having an effective amount of the Formulation therein and having all necessary government approval for commercialization, including, but not limited to, the Lotion Products, Gel Product and any Derivative Products hereinafter developed by IBC.

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     (g)  "Lotion  Products"  (also  known as GEDA  Lotion)  shall mean the hand sanitizing lotion presently being manufactured for Empyrean by Canadian Custom Packaging and sold by Empyrean as a Licensed Product, and presently being marketed by Empyrean under appropriate and necessary United States governmental regulatory compliance.

     (h) "Net Sales" shall mean the total of gross sales of the Licensed Products by IBC to a third party, at the invoice selling price, net of normal and reasonable cash, trade and quantity discounts and returns for credit, and without deductions for costs incurred in manufacturing, selling, distributing or advertising or for uncollectable accounts.

     (i) "Territory" shall mean the country of Brazil.

     (j)  "Trademark"  shall  mean  the  mark  "Prevent-X",   any  modification,
variation or designation of origin that is confusingly similar thereto;

     2. REPRESENTATIONS

     Empyrean represents as follows:

     (a) Empyrean has the right and authority to enter into this Agreement.

     (b) Empyrean has executed no agreement in conflict herewith.

     (c) Empyrean is the owner of the trademark "Prevent-X" in the United States and certain countries foreign to the United States (the "Trademark").

     (d) Empyrean, during the Term of this Agreement will, from time to time, provide IBC with additional trade dress (all of which packaging decorations, ornamentations and appliques are collectively, the "Trade Dress" or "Empyrean Trade Dress").

     (e) Empyrean is the owner of all rights, title and interest in and to the copyrights subsisting in the Trade Dress (collectively the "Copyrights").

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     3. TRADEMARK LICENSE FROM EMPYREAN TO IBC

     (a) Empyrean hereby grants to IBC, upon the terms and conditions of this Agreement, whatever rights Empyrean may have to use the Trademark and Empyrean Trade Dress, in the Territory, on and in connection with the manufacture, promotion, merchandising, distribution and sale of Licensed Products.

     (b) To the extent such Trademark and/or Trade Dress is available for use in the Territory, IBC shall use the Trademark and Empyrean Trade Dress only on or in connection with the manufacture, promotion, merchandising, distribution and sales of Licensed Products in the Territory. IBC shall not use the Trademark and Empyrean Trade Dress or manufacture or sell products using or incorporating the Trademark and Empyrean Trade Dress except as expressly provided in this Agreement or as approved by Empyrean.

     (c) Empyrean reserves all rights to the Trademark and Empyrean Trade Dress except as expressly granted herein to IBC. Nothing contained herein shall be deemed or construed to prohibit Empyrean from using or granting the right to use the Trademark and Trade Dress for any purpose in the United States.

     (d) Nothing contained herein shall be deemed or construed to obligate IBC to use the Trademark or Empyrean Trade Dress on or in connection with the manufacture, promotion, merchandising, distribution or sales of Licensed Products in the Territory.

     (e) In the event IBC breaches the provisions of this Section, Empyrean may, in addition to its other rights, including damages, enjoin any such breach upon thirty (30) days written notice specifying the nature of such breach, unless, within such 30-day period IBC discontinues such breach and provides a written notice to Empyrean of such discontinuance together with the identification of the steps taken by IBC to discontinue such breach.

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     4. ROYALTIES

     (a) For the Term of this Agreement, IBC shall pay to Empyrean a Royalty which shall be computed as five percent (5%) of IBC's Net Sales of Licensed Products in the Territory to any third party. Royalties shall be payable regardless of whether the Licensed Product contains Empyrean Trade Dress or Trademark.

     (b) IBC shall pay all Royalties to Empyrean  quarterly,  within  forty-five
(45) days after the end of each calendar quarter.

     (c) Within forty-five (45) days after the end of each calendar quarter, irrespective of whether any Net Sales have been made or whether any sum is then due to Empyrean, IBC shall deliver to Empyrean via regular mail a complete and accurate written statement setting forth the amount of Licensed Products sold, the gross price at which such Licensed Products were sold, the amount of any discount or allowances given consistent with the terms of this Agreement, the credit for Licensed Products allowed to be returned and other deductions allowed herein to compute Net Sales in specific detail, so as to reasonably allow an audit of underlying documents, together with IBC's calculation of the amount of royalties then due Empyrean for the period covered by such report.

     5. REPORTING AND RECORD KEEPING

     (a) IBC shall keep or cause to be kept accurate, complete and up-to-date books of accounts separately stating by clear means records of all sales of the Licensed Products including records pertaining to invoiced amounts by customer and records pertaining to all freight charges, discounts, allowances, and returns allowed by IBC. Such books and records of accounts shall reflect that a sale of the Licensed Products shall be deemed to have occurred as of the date such Licensed Products were invoiced to IBC's customers.

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     (b) Empyrean or its authorized  representatives  shall have the right, once each calendar year, to inspect all such records of IBC with respect to the Licensed Products and to make copies of said record utilizing IBC's facilities without charge and shall have free and full access thereto on reasonable notice during the normal business hours of IBC. In the event that such inspection or audit reveals an underpayment by IBC under this Agreement, IBC shall immediately pay to Empyrean the balance of all such amounts found to be due pursuant to such audit or inspection together with interest thereon at the "best commercial customer" rate at the Bank of America, plus six percent (6%) per annum from the date such amounts first became due to Empyrean until all such amounts have been paid in full. Further, if such inspection or audit discloses that, for the annual period reviewed or audited, IBC has underpaid or understated its obligation under this Agreement by twenty percent (20%) or more, then IBC shall also pay three times the reasonable professional fees of the independent representatives engaged to conduct or review such inspection or audit.

     6. TRADEMARK

     (a) IBC recognizes that Empyrean is the owner of all right, title and interest in and to the Trademark in any form or embodiment thereof and is also the owner of the goodwill attached or which shall become attached to the Trademark in connection with the business and goods in relation to which the same has been, is, or shall be used. Sales by IBC shall be deemed to have been made by Empyrean for the purposes of goodwill and all uses of the Trademark by IBC shall inure to the benefit of Empyrean and any rights of Empyrean. IBC shall not at any time intentionally or recklessly do or suffer to be done by anyone acting on its behalf or in connection with IBC any act or thing which will in any way impair the rights of Empyrean in or to the Trademark or any application or registration thereof or which depreciates the value of the Trademark or its reputation.

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     (b) IBC shall, at the request of Empyrean, fully cooperate with Empyrean in preparing, executing and causing to be recorded or filed such agreements (including registered user agreements and other documents reasonably required by Empyrean) to confirm the ownership by Empyrean of the Trademark, and to evidence, protect and implement its rights to the Trademark within and outside the Territory and the respective rights of Empyrean and IBC pursuant to this Agreement. Empyrean and IBC acknowledge that only Empyrean may file and prosecute trademark applications regarding the Trademark or IBC's use of the Trademark anywhere. IBC will cooperate with Empyrean, at Empyrean's request, in
connection  with  the   preparation,   execution,   filing  and  prosecution  of
applications to register the Trademark both inside and outside the Territory and the maintenance of such registrations as may issue. Upon expiration or termination of this Agreement for any reason whatsoever, IBC will execute and file such documents as shall be required by Empyrean, including without limitation, termination of any agreements and assignments of rights.

     (c) IBC shall cause to appear on all Licensed Products and on all materials on or in connection with which the Trademark is used such legend, markings and notice of any trademark, trade name or other rights therein or pertaining thereto as Empyrean shall reasonably require and shall comply with all notice and marking requirements of any law applicable or necessary to the protection of the Trademark.

     (d) IBC shall never (i) challenge Empyrean's ownership of or right to license, or the validity of, the Trademark, any application for registration thereof or any trademark registration thereof nor (ii) contest the fact that IBC's rights under this Agreement are solely those of a Licensee.

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     (e) At the expiration or termination of this Agreement, except as expressly provided herein, all rights of IBC with respect to use of the Trademark shall thereupon cease and terminate for all purposes whatsoever.

     7. QUALITY CONTROL

     (a) IBC acknowledges that the preservation and enhancement of the value of the Trademark and Trade Dress requires Empyrean to reasonably control the type, image and quality of products manufactured and sold using the Trademark and Trade Dress and the use of the Trademark and Trade Dress in connection with the manufacture and sale of Licensed Products.

     (b) IBC shall only use the Trademark on the Licensed Products in stylization consistent with and conforming to a Style Guide to be provided to IBC-Empyrean LLC by Empyrean ("Style Guide").

     (c) IBC shall only use the Trade Dress consistent with and conforming to the Style Guide provided to IBC-Empyrean LLC by Empyrean.

     (d) IBC shall submit to Empyrean for Empyrean's approval, samples of all labels, tags, packaging and other materials incorporating the Trademark and/or Trade Dress and intended to be used in connection with Licensed Products, before the same may be used, and no use shall be made of the same unless approved by Empyrean in writing, which approval shall not be unreasonably withheld.

     (e) In order that Empyrean may assure itself of the maintenance of the quality standards set forth in this Agreement:

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          (i) Before  manufacturing  or having  manufactured for it any Licensed
Products intended to bear the Trademark and Trade Dress, IBC shall deliver to Empyrean, or as Empyrean may direct, for Empyrean approval, free of charge, one
(1) pre-production sample and six (6) production samples related to same, of such Licensed Products intended to be sold by IBC. Nothing herein shall preclude Empyrean from requesting additional samples from IBC in order to monitor quality control, and IBC shall provide such samples when requested.

          (ii) All Licensed Products bearing the Trademark and Trade Dress manufactured by or for IBC or sold, distributed or promoted by it shall conform in all material respects to the samples approved by Empyrean.

     (f) IBC shall not use any Trade Dress or samples furnished by Empyrean, created by or for IBC for use in connection with Licensed Products, or approved for such use by Empyrean, except as provided in this Agreement, it being the understanding of the parties that IBC may use the same solely in connection with Licensed Products.

     (g) IBC will use and display the Trademark and Trade Dress only in such forms and manners as are approved by Empyrean, specifically, as displayed in the Style Guide.

     (h) IBC shall submit to Empyrean, or as Empyrean may direct, before publication, any and all advertising and promotional material for approval by Empyrean.

     (i) Except as otherwise expressly provided herein, whenever, under the terms of this Agreement, the approval, consent or permission of Empyrean shall be required, such approval, consent or permission, shall not be unreasonably withheld or delayed. If Empyrean shall deny approval, it shall state in writing the reasons therefor. After any sample, copy or art work has been approved by Empyrean, IBC shall not vary or depart therefrom in any material respect without the further approval of Empyrean.

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     (j) IBC agrees that all Licensed  Products will be  manufactured,  labeled, sold, distributed, promoted and advertised in accordance with all applicable Federal, State and local, and if appropriate, foreign laws and regulations.

     (k) Subject to the Trademark and Trade Dress requirements set forth herein, the parties agree that co-branding the Trademark and Trade Dress with the trademark of a third party is permitted by IBC as long as such third party trademark preserves the value of the Trademark and Trade Dress.

     8. COPYRIGHT

     (a) Empyrean is the owner of all right, title and interest in and to the Trade Dress, Style Guide and Copyrights in any form or embodiment thereof. IBC shall not at any time intentionally or recklessly do or suffer to be done by anyone acting on its behalf or in connection with IBC any act or thing which will in any way impair the rights of Empyrean in or to the Copyrights or any application or registration thereof or which depreciates the value of the Copyrights.

     (b) IBC shall, at the request of Empyrean, fully cooperate with Empyrean in preparing, executing and causing to be recorded or filed such agreements (including registered user agreements and other documents reasonably required by Empyrean) to confirm the ownership by Empyrean of the Copyrights, and to evidence, protect and implement its rights to the Copyrights inside and outside the Territory and the respective rights of Empyrean and IBC pursuant to this Agreement. IBC acknowledges that only Empyrean may file and prosecute copyright applications regarding the Copyrights or IBC's use of the Trade Dress anywhere. IBC will cooperate with Empyrean, at Empyrean's request, in connection with the preparation, execution, filing and prosecution of applications to register the

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Copyrights  of Licensed  Products  both inside and outside the Territory and the maintenance of such registrations as may issue, and shall supply to Empyrean at no cost, from time to time such samples, containers, labels and similar
materials  as  may   reasonably  be  required  in   connection   with  any  such
applications.

     (c) Upon expiration or termination of this Agreement for any reason whatsoever, IBC will execute and file such documents as shall be required by Empyrean, including without limitation, termination of any agreements and assignments of rights.

     (d) IBC shall cause to appear on all Licensed Products and on all materials on or in connection with which the Trade Dress are used such legend, markings and notice of any copyright or other rights therein or pertaining thereto as Empyrean shall reasonably require and shall comply with all notice and marking requirements of any law applicable or necessary to the protection of the Copyrights.

     (e) IBC shall never (i) challenge Empyrean's ownership of or right to license, or the validity of, the Trade Dress and the Copyrights, any application for registration thereof or any copyright registration thereof nor (ii) contest the fact that IBC's rights under this Agreement are solely those of a Licensee.

     (f) At the expiration or termination of this Agreement, except as expressly provided herein, all rights of IBC with respect to use of the Copyrights and Trade Dress shall thereupon cease and terminate for all purposes whatsoever.

     (g) Any copyright which may be created in the Licensed Products and in any package design, label or the like bearing the Trademark or Trade Dress shall be the property of Empyrean and shall carry such copyright notices as Empyrean may reasonably direct.

     (h) Any copyrights in and to the Style Guide shall remain property of Empyrean.

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     (i) The artistic and creative  designs and ornamental  appearances  of, and the copyrights, industrial designs and design patents on the Licensed Products shall be the sole property of Empyrean, and IBC agrees to execute such documents as may be required to effectuate this provision. Empyrean hereby grants a license to IBC during the term of this Agreement to use the properties referred to in this section on or in connection with Licensed Products.

     9. INFRINGEMENT OF TRADEMARK

     (a) IBC shall, promptly after becoming aware of same, notify Empyrean of any infringement or imitation of the Trademark and/or Trade Dress, of any use by any person or entity of a trademark or design similar to the Trademark or Trade Dress, or of any unfair competition relating to the Trademark or Trade Dress, or of any other apparent violation of the rights of Empyrean, so as to allow for Empyrean to take such action as Empyrean deems advisable for the protection of Empyrean's rights. IBC shall, if requested by Empyrean, fully cooperate with Empyrean and, if so requested by Empyrean, shall join with Empyrean at IBC's expense, as a party to any action brought by IBC for such purpose. In no event, however, shall Empyrean be required to take any action if Empyrean deems it inadvisable to so do. Empyrean shall have full control over any action taken by it, including without limitation, the right to select counsel, to settle on any terms it deems advisable, in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable.

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     10. TERMINATION OF TRADEMARK LICENSE FROM EMPYREAN TO IBC

     (a) On the expiration, or termination of this Agreement or the IBC-Empyrean LLC Operating Agreement executed concurrently with this Agreement (the "Operating Agreement"), except as otherwise expressly provided herein, all rights of IBC hereunder shall terminate forthwith and revert automatically to Empyrean, and neither IBC nor its receivers, trustees, representatives, agents, successors or assigns shall have any right to exploit or in any way use the Trademark or Trade Dress in connection with the manufacture, advertising, merchandising, promotion, sale or distribution of Licensed Products or otherwise or any right to use any designs, patterns, stylings or samples furnished by Empyrean created by or for IBC for use in connection with Licensed Products or approved by Empyrean for such use. Except as otherwise expressly provided herein, upon the expiration or termination of this Agreement or the Operating Agreement, IBC shall forthwith discontinue all use of the Trademark and Trade Dress and any variation or simulation thereof.

     11. TERM

     (a) The term of this Agreement shall begin on the Effective Date and shall continue for a period of ten (10) years (the "Initial Term").

     (b) This Agreement shall be automatically renewed at the conclusion of the Initial Term, and each subsequent Additional Term, if applicable, for Additional Terms of ten (10) years, unless terminated in accordance with Section 12 below.

     12. TERMINATION

     (a) Empyrean shall have the right to terminate this Agreement upon termination of the Operating Agreement.

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     13. INDEMNITY

     Empyrean agrees

     (a) to assume the defense of any suit brought against IBC based upon any claim asserted against any Licensed Product label, Trade Dress or advertising or promotional material that is required and approved by Empyrean; and

     (b) to indemnify IBC against any money damages and/or costs, including reasonable attorneys fees, provided that (i) Empyrean is given exclusive control of the defense of such suit and all negotiations relative to the settlement thereof, (ii) IBC promptly informs Empyrean in writing of any claims for which Empyrean has assumed responsibility hereunder, and (iii) the liability claim shall not have arisen because of wrongful or negligent conduct by IBC.

     14. APPLICABLE LAW

     (a) This Agreement, its terms and conditions and all business conducted hereunder shall be governed and interpreted under the laws of the State of Florida, without regard to conflict of laws provisions. The venue of any arbitration between the parties arising from or related to this Agreement shall be in either Miami-Dade County or Palm Beach County, Florida. Any litigation arising from or related to this Agreement shall be brought exclusively in an appropriate state or federal court in Miami-Dade County or Palm Beach County, Florida, and the parties waive any right to challenge such venue

     (b) Except for actions brought for wrongful termination or to seek termination of this Agreement, if any disagreement arises regarding the interpretation of any points of the Agreement or any other point not covered herein or any claims for damages or specific performance, the disagreement, upon request of either party hereto delivered in writing to the other party, shall be

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resolved  by  arbitration  before a single  arbitrator  in  accordance  with the
commercial   rules  and  procedures  set  forth  by  the  American   Arbitration
Association. Any Party may seek a temporary injunction in court to the extent necessary to preserve the status quo during the pendency of any dispute or arbitration proceeding. The prevailing party in any litigation or arbitration brought under this Agreement shall be entitled to recover reasonable attorney's fees and costs.

     (c) In the event any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the remaining terms shall remain in full force and effect, to effectuate this Agreement in accordance with its intent. Headings, title and subtitles of this Agreement are for convenience of reference only and are not to be considered in construing the terms of this Agreement.

     15. SOLE AND COMPLETE AGREEMENT

     (a) This Agreement is the sole and complete statement of the parties of their rights and obligations with respect to the subject matter hereof. This Agreement is an integrated agreement and replaces and supersedes any and all previous obligations and agreements between the parties, their predecessors and subsidiaries, both oral and written. The Parties hereto recognize and agree that no representations or warranties have been made except as set forth in this Agreement. Except as may otherwise be expressly provided herein, by signing this Agreement the parties expressly release each other, their predecessors and subsidiaries from any and all existing obligations that pre-date this Agreement as if such obligations have been fully performed and satisfied. Any amendments to this Agreement shall be in writing and executed by both parties hereto.

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     16. Notices

     (a) All notices, requests, demands, instructions, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed postage prepaid by certified mail, return receipt requests, (iii) sent by a nationally recognized express courier service requiring a signature by the recipient, postage or delivery charges prepaid, at the address hereinafter specified, or to such other address as the parties may advise each other in writing from time to time. Any notice shall be addressed as follows:

     As to Empyrean:
     Mr. Richard C. Adamany
     Empyrean Bioscience, Inc.
     23800 Commerce Park Road, Suite A
     Cleveland, Ohio  44122

     With a copy to
     Richard H. Kronthal, Esq.
     Kaye, Scholer, Fierman, Hays & Handler, LLP
     425 Park Avenue
     New York, New York   10022

     As to IBC:
     Ms. Sara Gomez
     International Bioscience Corporation
     777 South Flagler Drive
     Phillips Point Building
     East Tower, Suite 909
     West Palm Beach, Florida  33401

     With a copy to:
     Joseph L. Raia, Esq.
     Holtzman, Krinzman, Equels & Furia
     2601 South Bayshore Drive, Suite 600
     Miami, Florida  33133

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
     17. ASSIGNMENT

     (a) IBC has no right to sub-license or otherwise assign its rights and delegate its duties under this Agreement.

     (b) Neither IBC nor Empyrean may assign its rights or delegate its duties under this Agreement without the express written consent of the other party.

     (c) This Agreement shall be binding on and inure to the benefit of the parties, and their respective legal representatives, successors and assigns.

     (d) No assignment shall be valid unless accepted in writing by the party to be bound. Any assignment of rights of one party without the express written consent of the other party shall be void, not valid and of no legal effect.

     IN WITNESS WHEREOF, the parties hereto do hereby sign, enter into and acknowledge this Agreement.


                                        EMPYREAN BIOSCIENCE, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------


                                        INTERNATIONAL BIOSCIENCE CORPORATION


                                        By:
                                            ------------------------------------
                                        Title:
                                              ----------------------------------

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